EXHIBIT 99.1

                    PRESS RELEASE



FOR IMMEDIATE RELEASE:             CONTACT:

Tremont Corporation                J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300          Vice President, Controller and Treasurer
Denver, Colorado  80202            (303) 296-5617



                    TREMONT DECLARES THIRD QUARTER DIVIDEND


     DENVER, COLORADO . . . July 21, 1999 . . . Tremont Corporation (NYSE: TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on September 30, 1999 to stockholders of record as of the close of business on September 15, 1999.

     Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through Victory Valley Land Company, L.P.


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